                            ARTICLES OF ORGANIZATION
                                       OF
                           ST. PAUL COGENERATION, LLC
                           A LIMITED LIABILITY COMPANY

     The undersigned organizer, being a natural person 18 years of age or older, in order to form a limited liability company under Minnesota  Statutes,  Chapter
322B, hereby adopts the following Articles of Organization:

                                    ARTICLE I

     The name of this Company is St. Paul Cogeneration, LLC.

                                   ARTICLE II

     The registered office of the Company is located at 444 Cedar Street,  Suite
1020, Saint Paul, Minnesota 55101.

                                   ARTICLE III

     The name and address of the organizer of this Company is as follows:

   NAME                                        ADDRESS
   ----                                        -------

   William M. Mahlum                  444 Cedar Street, Suite 1020
                                      St. Paul, Minnesota  55101

                                   ARTICLE IV

     Unless  dissolved  earlier  according  to law,  this  Company  shall  exist perpetually  from and after the date these  Articles of  Organization  are filed with the Minnesota Secretary of State.

                                    ARTICLE V

     Upon the  occurrence  of an event under  Section  322B.80,  subdivision  1, clause (5), that terminates the continued  membership of a Member in the Company and providing that the Company is left with at least two remaining  Members or a new Member is admitted as provided in Section  322B.11,  the  remaining  Members shall  have the  power to avoid  dissolution  by  giving  dissolution  avoidance consent. The Members of the Company shall not, unless permitted by law, have any right,  power  or  authority  to enter  into an  Agreement  to Give  Dissolution
Avoidance Consent, or to give such consent, prior to any event of dissolution.

                                   ARTICLE VI

     The  Members of the  Company  shall have the power to enter into a business continuation agreement.

                                   ARTICLE VII

     The  Company  shall  have  general  business  purposes  and  enjoy  all the privileges permitted by law.

                                  ARTICLE VIII

     No Member of this Company shall have cumulative voting rights.

                                   ARTICLE IX

     The Membership interests may be in separate classes.

                                    ARTICLE X

     Members of this Company shall have preemptive rights as provided in Section
322B.33.

                                   ARTICLE XI

     Any action  required or  permitted  to be taken at a meeting of the Members may Be taken by written action signed by all of the Members of this Company.

                                   ARTICLE XII

     The first  Governors of this  Company are the  following  individuals,  who shall serve until their respective successors are elected and qualified:

                               Robert D. Lowe Sr.
                               Goran Mornhed

                                  ARTICLE XIII

     Any action  required or  permitted to be taken at a meeting of the Board of
Governors  of this  Company not needing  approval by the Members may be taken by written  action signed by the number of Governors that would be required to take such action at a meeting of the Board of  Governors at which all  Governors  are present.

                                   ARTICLE XIV

     No Governor of this Company  shall be  personally  liable to the Company or its Members for monetary  damages for breach of fiduciary  duty by such Governor as a Governor;  provided,  however,  that this  Article  shall not  eliminate or limited the liability of a Governor to the extent provided by applicable law (i)
for any breach of the Governor's  duty of loyalty to the Company or its Members,
(ii) for acts or  omissions  not in good  faith  or  which  involve  intentional misconduct or a knowing violation of law, (iii) under Sections 322B.56 or 80A.23 of the  Minnesota  Statutes,  (iv) for any  transaction  from which the Governor derived an improper  personal  benefit or (v) for any act or omission  occurring prior to the effective  date of this Article.  No amendment to or repeal of this
Article shall apply to or have any effect on the liability or alleged  liability of any  Governor of the Company for or with  respect to any acts or omissions of such Governor occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, I have hereunto set my hand this 18TH day of December,
                                                          ----
1998.

                                                   /s/ William M. Mahlum
                                                   Organizer